Exhibit 10.19

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1.	Basic Provisions (“Basic Provisions”).

1.1    Parties. This Lease (“Lease”), dated for reference purposes only August 5, 2020, is made by and between Fabric 2656 State, LLC, a California limited liability company (“Lessor”) and TYRA Biosciences, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a)    Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as (street address, unit/suite, city, state): 2656 State Street, Carlsbad, California 92008 (“Premises”). The Premises are located in the County of San Diego, and are generally described as (describe briefly the nature of the Premises and the “Project”): approximately 4,734 square foot single story commercial building on an approximate 8,000 square foot site. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises (“Building”) and to the Common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof, or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b)    Parking: 5 offsite (See Addendum) (See also Paragraph 2.6)

1.3    Term: 60 months (“Original Term”) commencing See Addendum (“Commencement Date”) and ending 60 months thereafter (See Addendum) (“Expiration Date”). (See also Paragraph 3)

1.4    Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing See Addendum (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5    Base Rent: $23,954.04 per month (“Base Rent”), payable on the 1st day of each month commencing See Addendum. (See also Paragraph 4)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph Rent Adjustments (78).

1.6    Lessee’s Share of Common Area Operating Expenses: one hundred percent (100%) (“Lessee’s Share”) which initially totals $0.72 per square foot for a total of $3,408.48 per month In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7    Base Rent and Other Monies Paid Upon Execution:

(a)    Base Rent: NA for the period                 .

(b)    Common Area Operating Expenses: NA for the period                 .

(c)    Security Deposit: $21,303.00 (“Security Deposit”). (See also Paragraph 5)

(d)    Other:                  for                 .

(e)    Total Due Upon Execution of this Lease: $21,303.00.

1.8    Agreed Use: office with an accessory research lab (See Addendum). (See also Paragraph 6)

1.9    Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10    Real Estate Brokers. (See Addendum)

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1.11    Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Letter of Credit due upon Execution (See Addendum) (“Guarantor”). (See also Paragraph 37)

1.12    Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒ an Addendum consisting of Paragraphs 50 through 86 ;

☒ a site plan depicting the Premises; See Addendum

☒ a site plan depicting the Project; See Addendum

☐ a current set of the Rules and Regulations for the Project;

☐ a current set of the Rules and Regulations adopted by the owners’ association;

☒ a Work Letter; See Addendum

☒ other (specify): Rent Adjustments (87) Option to Extend (88) and Letter of Credit.

2.	Premises.

2.1    Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

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2.2    Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7). Lessor also warrants, that unless otherwise specified in writing, Lessor is unaware of (i) any recorded Notices of Default affecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting the Premises.

2.3    Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)    Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)    If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c)    Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4    Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5    Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6    Vehicle Parking. Lessee shall be entitled to use the number of Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

(a)    Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

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(b)    Lessee shall not service or store any vehicles in the Common Areas.

(c)    If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7    Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roofs, roadways, walkways, driveways and landscaped areas.

2.8    Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9    Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10    Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)    To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)    To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)    To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d)    To add additional buildings and improvements to the Common Areas;

(e)    To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.	Term.

3.1    Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2    Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3    Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4    Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.	Rent.

4.1.    Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2    Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)    “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs relating to the ownership and operation of the Project, including, but not limited to, the following:

(i)    The operation, repair and maintenance, in neat, clean, good order and condition , and if necessary the replacement, of the following:

(aa)    The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems and roof drainage systems.

(bb)    Exterior signs and any tenant directories.

(cc)    Any fire sprinkler systems.

(dd)    All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

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(ii)    The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)    The cost of trash disposal, pest control services, property management, security services, owners’ association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv)    Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.

(v)    Real Property Taxes (as defined in Paragraph 10).

(vi)    The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii)    Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii)    Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix)    The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month. Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

(x)    The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b)    Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c)    The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d)    Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses for the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days affer delivery by Lessor to Lessee of the statement.

(e)    Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

4.3    Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draff, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.    Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days affer written request therefor deposit monies with Lessor suft cient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be suft cient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH’S RENT.

6.	Use.

6.1    Use. Lessee shall use and occupy the Premises only for the Agreed Use, to, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles.

6.2    Hazardous Substances.

(a)    Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or

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on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filled with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)    Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)    Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)    Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)    Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)    Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)    Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3    Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable re insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4    Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for the remainder to the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable

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compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.

7.	Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1    Lessee’s Obligations.

(a)    In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation) Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b)    Service Contracts. Lessor shall, subject to reimbursement pursuant to Paragraph 4.2, procure and maintain contracts, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, and (iii) clarifiers. Lessor right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

7.2    Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises.

7.3    Utility Installations; Trade Fixtures; Alterations.

(a)    Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)    Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)    Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4    Ownership; Removal; Surrender; and Restoration.

(a)    Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

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(b)    Removal. By delivery to Lessee of writien nottce from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterattons or Uttlity Installattons be removed by the expiratton or terminatton of this Lease. Lessor may require the removal at any ttme of all or any part of any Lessee Owned Alterattons or Uttlity Installattons made without the required consent.

(c)    Surrender; Restoration. Lessee shall surrender the Premises by the Expiratton Date or any earlier terminatton date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operattng order, conditton and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioratton that would have been prevented by good maintenance practtce. Notwithstanding the foregoing, if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same conditton as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installatton, maintenance or removal of Trade Fixtures, Lessee owned Alterattons and/or Uttlity Installattons, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migratton from areas outside of the Project) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiratton Date or any earlier terminatton date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to ttmely vacate the Premises pursuant to this Paragraph 7.4(c) without the express writien consent of Lessor shall constttute a holdover under the provisions of Paragraph 26 below.

8.	Insurance; Indemnity.

8.1    Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operattng Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiratton Date.

8.2    Liability Insurance.

(a)    Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecttng Lessee and Lessor as an addittonal insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $5,000,000. Lessee shall add Lessor as an addittonal insured by means of an endorsement at least as broad as the Insurance Service Organizatton’s “Addittonal Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizattons, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligattons under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligatton hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)    Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in additton to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an addittonal insured therein.

8.3    Property Insurance - Building, Improvements and Rental Value.

(a)    Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from ttme to ttme, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterattons and Uttlity Installattons, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolitton, reconstructton or replacement of any portton of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuatton provision in lieu of any coinsurance clause, waiver of subrogatton, and inflatton guard protectton causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deducttble clause, the deducttble amount shall not exceed $5,000 per occurrence.

(b)    Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an addittonal 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuatton provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c)    Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d)    Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterattons and Uttlity Installattons unless the item in questton has become the property of Lessor under the terms of this Lease.

8.4    Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a)    Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterattons and Uttlity Installattons. Such insurance shall be full replacement cost coverage with a deducttble of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterattons and Uttlity Installattons.

(b)    Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings atiributable to all perils commonly insured against by prudent lessees in the business of Lessee or atiributable to preventton of access to the Premises as a result of such perils.

(c)    Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensatton Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a ‘Waiver of Subrogatton’ endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certtficate of insurance or copy of the policy required by paragraph 8.5.

(d)    No Representation of Adequate Coverage. Lessor makes no representatton that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operattons or obligattons under this Lease.

8.5    Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rattng” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rattng as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certtfied copies of policies of such insurance or certtficates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modificatton except after 30 days prior writien nottce to Lessor. Lessee shall, at least 10 days prior to the expiratton of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which

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amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6    Waiver of Subrogation. Without affecttng any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their enttre right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deducttbles applicable hereto. The Parttes agree to have their respecttve property damage insurance carriers waive any right to subrogatton that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7    Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalttes, atiorneys’ and consultants’ fees, expenses and/or liabilittes arising out of, involving, or in connectton with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises and/or Project by Lessee and/or by Lessee’s employees, contractors or invitees . If any actton or proceeding is brought against Lessor by reason of any of the foregoing matiers, Lessee shall upon nottce defend the same at Lessee’s expense by counsel reasonably sattsfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8    Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstructton or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighttng fixtures, or from any other cause, whether the said injury or damage results from condittons arising upon the Premises or upon other porttons of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9    Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potenttally cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portton thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certtficates evidencing the existence of the required insurance, the Base Rent shall be automattcally increased, without any requirement for nottce to Lessee, by an amount equal to 10% of the then existtng Base Rent or $100, whichever is greater. The parttes agree that such increase in Base Rent represents fair and reasonable compensatton for the addittonal risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event consttute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligatton to maintain the insurance specified in this Lease.

9.	Damage or Destruction.

9.1    Definitions.

(a)    “Premises Partial Damage” shall mean damage or destructton to the improvements on the Premises, other than Lessee Owned Alterattons and Uttlity Installattons, which can reasonably be repaired in 3 months or less from the date of the damage or destructton, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall nottfy Lessee in writtng within 30 days from the date of the damage or destructton as to whether or not the damage is Parttal or Total.

(b)    “Premises Total Destruction” shall mean damage or destructton to the improvements on the Premises, other than Lessee Owned Alterattons and Uttlity Installattons and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destructton and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall nottfy Lessee in writtng within 30 days from the date of the damage or destructton as to whether or not the damage is Parttal or Total.

(c)    “Insured Loss” shall mean damage or destructton to improvements on the Premises, other than Lessee Owned Alterattons and Uttlity Installattons and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespecttve of any deducttble amounts or coverage limits involved.

(d)    “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the ttme of the occurrence to their conditton existtng immediately prior thereto, including demolitton, debris removal and upgrading required by the operatton of Applicable Requirements, and without deductton for depreciatton.

(e)    “Hazardous Substance Condition” shall mean the occurrence or discovery of a conditton involving the presence of, or a contaminatton by, a Hazardous Substance, in, on, or under the Premises which requires restoratton.

9.2    Partial Damage - Insured Loss. If a Premises Parttal Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterattons and Utility Installattons) as soon as reasonably possible and this Lease shall conttnue in full force and effect; provided, however, that Lessee shall, at Lessor’s electton, make the repair of any damage or destructton the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligatton to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of writien nottce of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by writien nottce to Lessee within 10 days thereafter to: (i) make such restoratton and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entttled to reimbursement of any funds contributed by Lessee to repair any such damage or destructton. Premises Parttal Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3    Partial Damage - Uninsured Loss. If a Premises Parttal Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense (subject to reimbursement pursuant to Paragraph 4.2), in which event this Lease shall conttnue in full force and effect, or (ii) terminate this Lease by giving writien nottce to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such terminatton shall be effecttve 60 days following the date of such nottce. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the terminatton nottce to give writien nottce to

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Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4    Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5    Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6    Abatement of Rent; Lessee’s Remedies.

(a)    Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)    Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7    Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.	Real Property Taxes.

10.1    Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2    Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3    Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4    Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5    Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.    Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon (See Addendum). Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.	Assignment and Subletting.

12.1	Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any

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part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent. Lessor’s written consent is not required for any sublease to an affiliated entity of Lessee under common ownership and/or control with Lessse and if sublessee cannot procure an equal guaranty or letter of credit as Lessee, the Letter of Credit of Lessee shall remain in full force and effect.

(b)    Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)    The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)    An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e)    Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)    Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

12.2    Terms and Conditions Applicable to Assignment and Subletting.

(a)    Regardless of Lessor’s consent, no assignment or subletting shall : (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)    Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)    Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)    Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f)    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)    Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)    Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)    In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)    Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)    No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)    Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.	Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)    The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the

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coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)    The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)    The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d)    The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e)    A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)    The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)    The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)    If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)    Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)    Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)    Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, the cost of tenant improvements for Lessee paid for or performed by Lessor, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

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13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a)    Nofice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b)    Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.    Condemnafion. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnafion”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of the parking spaces is taken by Condemnafion, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.	Reserved.

16.	Estoppel Cerfiticates.

(a)    Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesfing Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Cerfiticate” form published BY AIR CRE, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)    If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to provide

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the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c)    If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.    Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.    Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.    Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.    Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.    Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.    No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.    Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.    Waivers.

(a)    No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)    The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)    THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

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25.    Reserved.

26.    No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.    Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.    Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.    Subordination; Attornment; Non Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.    Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.    Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33.    Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auctton.

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34.    Signs. Lessor may place on the Premises ordinary “For Sale” signs at any ttme and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior writien consent. All signs must comply with all Applicable Requirements.

35.    Termination; Merger. Unless specifically stated otherwise in writtng by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual terminatton or cancellatton hereof, or a terminatton hereof by Lessor for Breach by Lessee, shall automattcally terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to conttnue any one or all existtng subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by writien nottce to the holder of any such lesser interest, shall constttute Lessor’s electton to have such event constttute the terminatton of such interest.

36.    Consents. All requests for consent shall be in writtng. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, atiorneys’, engineers’ and other consultants’ fees) incurred in the consideratton of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a sublettng or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporttng documentatton therefor. Lessor’s consent to any act, assignment or sublettng shall not constttute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existtng Default or Breach, except as may be otherwise specifically stated in writtng by Lessor at the ttme of such consent. The failure to specify herein any parttcular conditton to Lessor’s consent shall not preclude the impositton by Lessor at the ttme of consent of such further or other condittons as are then reasonable with reference to the parttcular matier for which consent is being given. In the event that either Party disagrees with any determinatton made by the other hereunder and reasonably requests the reasons for such determinatton, the determining party shall furnish its reasons in writtng and in reasonable detail within 10 business days following such request.

37.	Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published BY AIR CRE.

37.2 Default. It shall constttute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the executton of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certtfied copy of a resolutton of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certtficate, or (d) writien confirmatton that the guaranty is sttll in eftect.

38.    Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, condittons and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof. Lessee acknowledges that the the area adjacent to and surrounding the Project is undergoing revitalization which may result in loud construction noise and that such noise or disturbance shall not constitute and Breach or Default of this Lease by the Lessor.

39.    Options. If Lessee is granted any optton, as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first ofter to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first ofter to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Optton granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certtfying that Lessee has no intentton of thereaffer assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multtple Opttons to extend or renew this Lease, a later Optton cannot be exercised unless the prior Opttons have been validly exercised.

39.4 Effect of Default on Options.

(a)    Lessee shall have no right to exercise an Optton: (i) during the period commencing with the giving of any nottce of Default and conttnuing unttl said Default is cured, (ii) during the period of ttme any Rent is unpaid (without regard to whether nottce thereof is given Lessee), (iii) during the ttme Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more nottces of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Optton.

(b)    The period of me within which an Optton may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Optton because of the provisions of Paragraph 39.4(a).

(c)    An Optton shall terminate and be of no further force or eftect, notwithstanding Lessee’s due and ttmely exercise of the Optton, if, affer such exercise and prior to the commencement of the extended term or completton of the purchase, (i) Lessee fails to pay Rent for a period of 30 days affer such Rent becomes due (without any necessity of Lessor to give nottce thereof), or (ii) if Lessee commits a Breach of this Lease.

40.    Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligatton whatsoever to provide same. Lessee assumes all responsibility for the protectton of the Premises, Lessee, its agents and invitees and their property from the acts of third parttes.

41.    Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedicattons that Lessor deems necessary, (ii) to cause the recordatton of parcel maps and restricttons, and (iii) to create and/or install new uttlity raceways, so long as such easements, rights, dedicattons, maps, restricttons, and uttlity raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to eftectuate such rights.

42.    Performance Under Protest. If at any ttme a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligatton to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to instttute suit for recovery of such sum. If it shall be adjudged that there was no legal obligatton on the part of said Party to pay such sum or any part thereof, said Party shall be entttled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not inittate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

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43.	Authority; Multiple Parties; Execution.

(a)    If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)    If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)    This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44.    Confiict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45.    Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46.    Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47.    Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48.    Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

49.	Accessibility; Americans with Disabilities Act.

(a)    The Premises:

☒ have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b)    Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.    SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.    RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Carlsbad, California	Executed at: Carlsbad, California
On: August , 2020	On: August , 2020

By LESSOR:	By LESSEE:

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Fabric 2656 State, LLC, a California limited liability company		TYRA Biosciences, Inc., a Delaware corporation

By:	/s/ Brendan Foote	By:	/s/ Todd J. Harris
Name Printed:	Brendan Foote	Name Printed:	Todd J Harris
Title:	For the Manager CUBRE, LLC	Title:
Phone:		Phone:
Fax:		Fax:
Email:		Email:

By:		By:
Name Printed:		Name Printed:
Title:		Title:
Phone:		Phone:
Fax:		Fax:
Email:		Email:

Address:	2659 State Street, Suite 100, Carlsbad, CA 92008	Address:
Federal ID No.:		Federal ID No.:

AIR CRE. 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writng.

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© 2017 AIR CRE. All Rights Reserved.		MTN-26.10, Revised 11-01-2017

RENT ADJUSTMENT(S)

STANDARD LEASE ADDENDUM

Dated: August 5, 2020

By and Between

    Lessor: Fabric 2656 State, LLC, a California limited liability company

    Lessee: TYRA Biosciences, Inc., a Delaware corporation

Property Address: 2656 State Street, Carlsbad, California 92008

                             (street address, city, state, zip)

Paragraph: 87

A.	RENT ADJUSTMENTS:

The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)

Consumers), for (Fill in Urban Area):                         , All Items (1982-1984 = 100), herein referred to as “CPI”.

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© 2017 AIR CRE. All Rights Reserved.		RA-7.01, Revised 07-28-2017

☒ III.    Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
Month 13-24	$24,616.80
Month 25-36	$25,374.24
Month 37-48	$26,131.68
Month 49-60	$26,889.12

AIR CRE. 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

INITIALS	Last Edited: 8/5/2020 8:49 PM	INITIALS
© 2017 AIR CRE. All Rights Reserved.		RA-7.01, Revised 07-28-2017

OPTION(S) TO EXTEND

STANDARD LEASE ADDENDUM

Dated: August 5, 2020

By and Between

    Lessor: Fabric 2656 State, LLC, a California limited liability company

    Lessee: TYRA Biosciences, Inc., a Delaware corporation

Property Address: 2656 State Street, Carlsbad, California 92008

                (street address, city, state, zip)

Paragraph: 88

A.	OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for two (2) additional thirty six (36) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i)    In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 180 days but not more than 240 days months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii)    The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii)    Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv)    This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v)    The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

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© 2017 AIR CRE. All Rights Reserved.		Last Edited: 8/5/2020 8:49 PM
OE-6.01, Revised 01-01-2019		Page 1 of 2

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:

☒ IV.    Initial Term Adjustments

The formula used to calculate adjustments to the Base Rate during the original Term of the Lease shall continue to be used during the extended term. i.e. fixed three percent (3%) annual increases over the previous year’s Base Rent shall continue annually.

B.	NOTICE:

Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

AIR CRE. 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

INITIALS	INITIALS
© 2017 AIR CRE. All Rights Reserved.		Last Edited: 8/5/2020 8:49 PM
OE-6.01, Revised 01-01-2019		Page 2 of 2

EXECUTION VERSION

ADDENDUM

THIS ADDENDUM IS TO THE STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE NET DATED FOR REFERENCE PURPOSES ONLY AS OF AUGUST __, 2020 (THE “LEASE”) BY AND BETWEEN FABRIC 2656 STATE, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, AS LANDLORD/LESSOR, AND TYRA BIOSCIENCES, INC., A DELAWARE CORPORATION, AS TENANT/LESSEE, FOR THE PREMISES KNOWN AS 2656 STATE STREET, CARLSBAD, CALIFORNIA. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS ADDENDUM AND THOSE OF THE LEASE, THE PROVISIONS OF THIS ADDENDUM SHALL PREVAIL.

50. EFFECTIVE DATE:	The Lease shall be effective on the date of the full execution and delivery of the Lease by Lessor and Lessee (“Effective Date”).

51. COMMENCEMENT DATE:	The “Commencement Date” shall be the date Lessor delivers to Lessee actual possession of the Premises upon Substantial Completion of the Lessee Improvements in accordance with the terms and conditions of the Lease and the Work Letter and a certificate of occupancy is issued for the Premises.

If Lessor fails to cause the Commencement Date for the Premises to occur on or before April 15, 2021 (the “Anticipated Delivery Date”), then Lessee shall be entitled to an abatement of Base Rent first coming due after the abatement period pursuant to Paragraph 53 of the Lease below under the Lease for one (1) day for each day that occurs after the Anticipated Delivery Date and before the Commencement Date, which such abatement shall be automatically applied to the next payment(s) of Base Rent due following the Commencement Date. If Lessor has not delivered actual possession of the Premises to Lessee by the date that is ninety (90) days after the Anticipated Delivery Date, Lessee may terminate this Lease by written notice to Lessor, whereupon this Lease shall be of no further force or effect and neither party hereto shall have any further rights, duties or liabilities hereunder other than those rights, duties and liabilities which have arisen or accrued hereunder prior to the effective date of such termination.

52. CRITICAL MILESTONE DATES:	(a) Acquisition of Project. The parties acknowledge that Lessor is currently in escrow to purchase the Project containing the Premises. In the event that Lessor does not acquire the Project by September 30, 2020, Lessor may terminate this Lease upon written notice to Lessee. Notwithstanding anything to the contrary contained in the Lease, if Lessor fails to acquire the Project by November 1, 2020 (the “Outside Acquisition Date”), Lessee may terminate this Lease within sixty (60) days after the Outside Acquisition Date, provided at the time of said notice

Lessor has not acquired the Project, by delivering written notice to Lessor and Lessee may terminate this Lease by written notice to Lessor, whereupon this Lease shall be of no further force or effect and neither party hereto shall have any further rights, duties or liabilities hereunder other than those rights, duties and liabilities which have arisen or accrued hereunder prior to the effective date of such termination. Notwithstanding the foregoing, in the event that Lessor acquires the Project after the Outside Acquisition Date and Lessee has not delivered written notice to terminate the Lease as provided in this Paragraph 52(a), then Lessee shall have no longer have the right to terminate the Lease as provided in this Paragraph 52(a).

(b) Receipt of TI Permit. If Lessor fails to obtain the TI Permit by December 31, 2020 (the “Outside TI Permit Date”), Lessee may terminate this Lease within sixty (60) days after the Outside TI Permit Date by delivering written notice to Lessor, whereupon this Lease shall be of no further force or effect and neither party hereto shall have any further rights, duties or liabilities hereunder other than those rights, duties and liabilities which have arisen or accrued hereunder prior to the effective date of such termination. Notwithstanding the foregoing, in the event that Lessor acquires the TI Permit after the Outside TI Permit Date and Lessee has not delivered written notice to terminate the Lease as provided in this Paragraph 52(b), then Lessee shall have no longer have the right to terminate the Lease as provided in this Paragraph 52(b).

(c) Substantial Completion. Notwithstanding anything to the contrary contained in the Lease, (i) if for any reason Substantial Completion of the Premises has not occurred by ninety (90) days after the Anticipated Delivery Date, Lessee may terminate this Lease by written notice to Lessor, whereupon this Lease shall be of no further force or effect and neither party hereto shall have any further rights, duties or liabilities hereunder other than those rights, duties and liabilities which have arisen or accrued hereunder prior to the effective date of such termination.

53. LEASE TERM AND ABATED BASE RENT AND COMMON AREA OPERATING EXPENSES:	The Original Term specified in Paragraph 1.3 of the Lease shall be approximately sixty (60) months, beginning on the Commencement Date and ending on the last day of the sixtieth (60th ) full calendar month after the Commencement Date. Either party shall, at the other party’s request, execute and deliver a mutually agreeable memorandum agreement, setting forth the actual Commencement Date, Expiration Date or, if necessary, a revised rent schedule. Lessor hereby agrees to abate Lessee’s obligation to pay monthly Base Rent and Common Area

Operating Expenses (but excluding utilities) for sixty (60) days after the Commencement Date. In no event shall the Base Rent and Common Area Operating Expenses (but excluding utilities) abatement provided hereunder affect Lessee’s obligation to pay any other costs, charges and expenses due under the Lease.

54. COMMON AREA OPERATING EXPENSES:	Notwithstanding anything to the contrary contain in the Lease, including Paragraph 4.2(a) thereof, Common Area Operating Expenses shall exclude all items set forth on Exhibit “C” attached hereto and made a part hereof. An estimated budget for calendar year 2021 Common Area Operating Expenses is attached hereto as Exhibit “D” and made a part hereof.

55. LESSEE IMPROVEMENTS:	Lessor and Lessee’s obligations with respect to the initial improvements in the Premises is set forth in Exhibit “B” Lease Work Letter attached hereto.

56. CONDITION OF PREMISES:	Paragraph 2.2 of the Lease is hereby deleted and restated in its entirety as follows:

“2.2 Condition. As a material consideration of the Lease, and for the Lessor to lease the Premises to Lessee, Lessee agrees that except as otherwise set forth in this Lease or the exhibits hereto, no representations respecting the condition of the Premises, or promises to decorate, alter, repair or improve the Premises, either before or after the execution hereof, have been made by Lessor to Lessee. Lessor, at Lessor’s cost, shall cause all mechanical, electrical, plumbing, and heating, ventilating and air-conditioning equipment and systems serving the Premises to be in good working condition as of the Commencement Date. Lessor warrants the Premise’s mechanical, electrical, plumbing, heating and air conditioning will be brand new and in good working order prior to any Lessee occupancy and for a period of twenty-four (24) months thereafter.”

57. COMPLIANCE:	Paragraphs 2.3, 2.3(a), (b), and (c), inclusive, are hereby deleted and replaced in their entirety with the following:

“2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises as of the Commencement Date comply with the building codes, applicable laws (including without limitation, the Americans with Disabilities Act of 1990 and Title 24 of the California Code of Regulations (or its successor) and any other similar laws), covenants or restrictions of record, regulations, and ordinances (collectively, the “Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Lessor and Lessee shall each comply with all Applicable Requirements relating to the Premises.”

58. PARKING:	The Building contains no on-site parking. Lessor to provide Lessee with five (5) off-site, off-street, reserved parking spaces throughout the Term of the Lease. Lessee shall be responsible for paying the direct cost to secure these spaces on a monthly basis. Should the average cost per space exceed $100 per month, the overage shall be credited against Lessee’s base rent for the month. Should Lessor fail, in any month, to secure five (5) spaces on Lessee’s behalf, Base Rent for that month shall be reduced by $400 per parking space below five (5) spaces. Lessor agrees that at least one (1) space shall be located within one (1) block of the Premises, at least two (2) spaces shall be located within one and one-half (1.5) blocks of the Premises and at least two (2) spaces shall be located within three (3) blocks of the Premises. Lessee shall be responsible for any parking related signs and security measures as required.

59. SIGNAGE:	During the Lease Term, Lessee shall have the exclusive right, in compliance with all applicable Laws, to all signage available on or about the Premises including the Building, and may install additional signage in Lessee’s discretion, subject to Lessor’s design approval consistent with the Project’s aesthetic which will not be unreasonably conditioned, withheld or delayed. Lessor represents and warrants to Lessee that there is no declaration of covenants, conditions and restrictions, reciprocal easement agreement, party wall agreement or similar instruments governing or affecting signage use at the Project. Lessee shall maintain its signage in good condition and repair at all times. Lessee shall be responsible for the cost of permitting, installing, maintaining, repairing and removing Lessee’s signs, and for removing all of its signs or sign panels, as the case may be, at the expiration or earlier termination of this Lease, and for repairing any damage to the Building caused by such removal. For the avoidance of doubt, Lessor acknowledges and agrees that unless as otherwise provided in this Paragraph, Lessor shall have no right to install any signage in or about the Premises. The signage granted to Lessee shall be personal to the original Lessee named in the Lease (“Original Lessee”). Upon expiration or termination of the Lease or in the event Lessee violates any of the terms and conditions of this Paragraph, Lessee shall cause such sign to be removed at Lessee’s cost and Lessee shall repair and restore the exterior of the Building to its substantially same condition prior to installation of Lessee’s sign(s). Notwithstanding the foregoing, Lessor shall have the right to install, at its sole cost and expense, an approximate 12” x 12” nameplate sign on the Project exterior in Lessee’s sole discretion. Lessor shall retain naming rights to the Project.

60. LESSEE REPAIR, MAINTENANCE, AND REPLACEMENT OBLIGATIONS:	Paragraph 7.1(a) of the Lease is hereby deleted and restated in its entirety as follows: “7.1 Lessee’s Obligations.

(a) In General. Lessee shall at all times during the Term at Lessee’s expense maintain the interior portions of the Building and all portions of the Lessee Owned Alterations and/or Utility Installations contained therein which do not constitute Lessor Repair Items in a good, clean and secure condition, excepting reasonable wear and tear, damage caused by casualty or condemnation or by the negligence or willful misconduct of Lessor. Lessee shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or misconduct of Lessee and, at Lessee’s election, such repair shall be completed by Lessor, at Lessee’s sole cost and expense.”

61. LESSOR REPAIR, MAINTENANCE, AND REPLACEMENT OBLIGATIONS:	Paragraph 7.2 of the Lease is hereby deleted and restated in its entirety as follows: “7.2 Lessor’s Obligations.

(a) Lessor Repair Items. Lessor, shall, at Lessor’s expense, repair, maintain and replace, in a manner consistent with that maintained by landlords of comparable buildings, the roof, foundations, exterior walls, structural elements of the Building, interior bearing walls, curtain wall, exterior glass (excluding cosmetic non-structural damage which shall be the obligation of Lessee under Paragraph 7.1(a) above) and mullions, columns, beams, Building mechanical, electrical and telephone, the base Building mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems, fire sprinkler system (only to the extent required by the City of Carlsbad), and the Common Areas of the Project, walkways, parkways, driveways, landscaping, fences, landlord’s nameplate sign, utility systems serving the Common Areas and all parts thereof, and any other capital expenditures of any kind of nature (collectively, “Lessor Repair Items”). Except for matters covered by the waiver of subrogation contained in Paragraph 8.6 of the Lease, any damage caused by or repairs necessitated by any negligence or act of Lessee may be repaired by Lessor at Lessor’s option and Lessee’s expense. Lessee shall give Lessor prompt written notice (and will endeavor to give such notice within 5 business days) of discovery of the damage, of any defect or need of repairs in such components of the Building for which Lessor is responsible, after which Lessor shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same.

(b) Capital Expenditure. Without limiting Lessor Repair Items, at all times during the Lease Term, Lessor shall, at its sole cost and expense, perform all repairs, improvements and replacements that are solely “capital in nature” (each a “Capital Expenditure”), except to the extent such Capital Expenditure arises due to Lessee’s breach of its repair and maintenance obligations (in which case such Capital Repair shall, at Lessee’s election, be completed by Lessee or Lessor, and, in any event, at Lessee’s sole cost and expense). As used herein, the term “capital in nature” shall mean any expenditure that would normally be “capitalized,” as opposed to “expensed,” under US generally accepted accounting principles (“GAAP”); provided, however, that if GAAP does not address the specific expenditure, then the parties agree to apply sound real estate accounting and management principles to make such determination.

During the Option Term only, in the event that Landlord must replace any of the Capital Lab Improvements, then the cost of such replaced Capital Lab Improvement shall be amortized on a straight basis based on a 120 month useful life and Tenant shall pay its pro-rata share of such amortized costs for the remainder of the Option Term. As used herein, the “Capital Lab Improvements” individually and collectively refer to the lab improvements set forth on Exhibit “E” attached hereto and made a apart hereof.

(c) Abatement Event. In the event that Lessee is prevented from using, and does not use, the Premises or any portion thereof, as a result of any repair, maintenance or alteration activities performed by Lessor, under circumstances where such activities substantially interferes with Lessee’s use of the Premises, expressly excluding any damage caused by or repairs necessitated by any negligence or act of Lessee (any such set of circumstances to be known as an “Abatement Event”), then Lessee shall give Lessor notice of such Abatement Event, and if such Abatement Event continues for ten (10) business days after Lessor’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Lessee’s Share of Common Area Operating Expenses shall be abated or reduced, as the case may be, from the commencement of the Eligibility Period for such time that Lessee continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Lessee is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Lessee to effectively conduct its business therein, and if Lessee does not conduct its business from such remaining portion, then for such time from the commencement of the Eligibility Period during which Lessee is so prevented from effectively conducting its business therein, the Base Rent and Lessee’s Share of Common Area Operating Expenses for the entire Premises shall be abated for such time as Lessee continues to be so prevented from using, and does not use, the Premises. If, however, Lessee reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupies portion, based on the proportion that the rentable area of such reoccupies portion of the Premises bears to the total rentable area of the Premises, shall be payable by Lessee from the date Lessee reoccupies such portion of the Premises.”

62. JANITORIAL SERVICE:	Lessor will be responsible for janitorial services for the Common Areas. Lessee shall be solely responsible for performing all janitorial services and other cleaning of the Premises appropriate to maintain the Premises in a manner and consistent with comparable buildings.

63. REFUSE/TRASH:	The Building’s trash removal contract shall be held by Lessee. Collection will occur as reasonably required for the Building and will include, without limitation, all ordinary office refuse and rubbish, bio/medical waste, “wet trash” and construction debris, and cleaning with respect thereto.

64. HAZARDOUS SUBSTANCES:	Notwithstanding anything to the contrary contained in the Lease, including Paragraph 6.2 thereof, Lessee shall not be responsible for any of the cost of removing, investigating, sampling, testing, and/or remediating any Hazardous Substances (including without limitation asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and all other substances hazardous to human health) from the Premises or the Building and appurtenant land, except to the extent that such Hazardous Substances were introduced through fault of Lessee or its employees. Furthermore, notwithstanding anything to the contrary contained in the Lease, Lessor agrees that Lessee may use, store and properly dispose of certain bio-waste and other laboratory chemicals and waste used in connection with Lessee’s lab operations (collectively, the “Permitted Bio-Hazards”). Lessor and Lessee acknowledge that any or all of the Permitted Bio-Hazards may constitute Hazardous Substances. Lessee may use, store and dispose of same, and Lessee shall fully comply with all Applicable Laws and the Permitted Use.

The following is hereby added as a new Paragraph 6.2(h) of the Lease:

“Without limitation of any other rights and remedies available to Lessee at law or in equity, Lessee shall have the option to terminate the Lease by written notice to Lessor if as a result of any Hazardous Substances which are present on or under the Premises or Building, including as a result of any Hazardous Substances which may migrate onto or under the Premises and the Building from other properties, except to the extent that such Hazardous Substances were introduced through fault of Lessee or its employees (i) Lessee’s use is materially impaired as to ten percent (10%) or more of the Building, (ii) the Building is rendered physically unusable for the ordinary conduct of Lessee’s business for a period of ninety (90) consecutive days or more, or (iii) any governmental or quasi-governmental agency issues an order to Lessor or Lessee which requires Lessee to vacate ten percent (10%) or more of the Building for ninety (90) consecutive days or more. To exercise the foregoing termination option, Lessee must provide Lessor with written notice of such termination by the earlier of (a) the cessation of the interfering event, or (b) upon Lessee’s determination that the interfering event will last longer than ninety (90) days.”

65. LESSOR’S INDEMNIFICATION REGARDING HAZARDOUS SUBSTANCES:

Paragraph 6.2(e) of the Lease is hereby deleted and replaced in its entirety with the following:

“(e) Lessor Indemnification. Lessor shall, at Lessor’s sole cost (without reimbursement as an Common Area Operating Expense or otherwise), comply with all applicable Laws pertaining to, and shall indemnify, defend and hold Lessee harmless from, any claims, liabilities, costs or expenses incurred or suffered by Lessee arising from: (i) the existence of Hazardous Substances in, on, around or under the Premises and Building (other than and to the extent of Hazardous Substances brought thereon by Lessee), (ii) Hazardous Substances which may migrate into, onto or under the Premises and Building from other properties after the Commencement Date, and (iii) the bringing, using, permitting, generating, emitting or disposing of Hazardous Substances in violation of applicable Law by Lessor or any of Lessor’s agents, employees, contractors, suppliers or invitees on, in or under the Premises and Building or through the soils of or under the Premises and Building during the Term. Lessor’s indemnification and hold harmless obligations include, without limitation, the following: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under applicable Law, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Substances from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. The foregoing obligations of Lessor shall survive the expiration or earlier termination of this Lease.”

66. DAMAGE OR DESTRUCTION:	Paragraphs 9.1 through and including 9.7, inclusive, of the Lease are hereby deleted and replaced in its entirety with the following:

“9. Damage or Destruction.

(a) Lessor covenants and agrees that in case of damage or destruction of the Premises, Building or any other improvements on or after the Commencement Date by fire, casualty or otherwise, Lessor shall promptly restore, repair, replace and rebuild the Premises and/or Building as nearly as possible to the condition that the same were in immediately prior to such damage or destruction. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Building, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the “Restoration.” All insurance monies payable on account of such damage or destruction shall be applied to the payment of the costs of the Restoration. Notwithstanding anything to the contrary herein contained, if (i) the Restoration is not, in any event, completed within one hundred eighty (180) days after the date of damage, destruction or other casualty or (ii) the Completion Estimate (as defined below) indicates that the Restoration cannot be completed within one hundred eighty (180) days after the date of casualty, Lessee shall have the right to terminate this Lease, in the case of subsection (i), upon thirty (30) days prior written notice delivered to Lessor prior to the date the Restoration is completed and, in the case of subsection (ii), by written notice delivered to Lessor within thirty (30) days following Lessee’s receipt of the Completion Estimate. Upon completion of the Restoration, Lessor shall be entitled to any insurance monies then remaining.

(b) From and after any destruction of or damage to the Building or any portion thereof, by fire, casualty or otherwise, which results in the inability of Lessee to conduct its business, in whole or in material part, at the Premises, all Rent and all other charges payable by Lessee hereunder shall abate from the date of such suspension of business until the earlier of (a) the date such business is resumed, or (b) the completion of Restoration; and in connection therewith, if the Building is damaged in part but Lessee elects to continue to conduct its business therein, the Rent shall abate and be diminished in proportion to that part of the Premises which is rendered unusable.

(c) If all or any portion of the Premises is damaged as a result of fire, casualty or otherwise, Lessor shall, with reasonable promptness, cause an architect or general contractor selected by Lessor to provide Lessor and Lessee with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises, using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within one hundred eighty (180) days from the date of damage, then either Party shall have the right to terminate this Lease by giving written notice to the other of such election within thirty (30) days after receipt of the Completion Estimate. Lessee, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or conduct of Lessee or its employees.”

67. LESSEE DEFAULT:	Paragraph 13.1 of the Lease is hereby deleted and replaced in its entirety with the following:

“13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period: (i) any failure by Lessee to pay rent or to make any other payment required to be made by Lessee hereunder, where such failure continues for three (3) days after Lessee’s receipt of written notice of such delinquency from Lessor; (ii) a failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for twenty (20) days after Lessee’s receipt of written notice thereof from Lessor; provided, that if the nature of the default is such that it cannot reasonably be cured within such 20-day period, Lessee shall not be deemed to be in default if Lessee commences within such period to cure the default and thereafter diligently prosecutes the cure to completion; (iii) the making by Lessee of any general assignment for the benefit of creditors or the filing by or against Lessee of a petition to have Lessee adjudged bankrupt or of a petition for reorganization or arrangement under any Laws relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within thirty (30) days after the filing); (iv) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; (v) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty(30) days; or (vi) Abandonment (as defined in California Civil Code Paragraph 1951.3) of the Premises by Lessee coupled with a failure to pay rent. The notice requirements set forth herein are in lieu of and not in addition to the notices required by applicable Laws, provided that such notices are given in the manner required by such statute.”

68. LESSOR REMEDIES:	Paragraph 13.2 of the Lease is hereby deleted and replaced in its entirety with the following:

“13.2 Remedies. Upon Breach of this Lease by Lessee, Lessor shall have the option to pursue any one or more of the following remedies:

(a) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Lessor may recover from Lessee the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus

(iii) Subject to California Civil Code Paragraph 1951.2(c), the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Lessor for all the detriment caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The term “rent” as used in this Paragraph 13.2 shall be deemed to be and to mean all sums of every nature required to be paid by Lessee pursuant to the terms of this Lease to Lessor. As used in Paragraphs 13.2(a)(i) and 13.2(a)(ii), above, the “worth at the time of award” shall be eight percent (8%) per year (the “Interest Rate”), compounded annually, but in no case greater than the maximum amount of such interest permitted by law.

(b) Lessor shall have the remedy described in California Civil Code Paragraph 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Lessor does not elect to terminate this Lease on account of any default by Lessee, Lessor may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.”

69. INDUCEMENT RECAPTURE:	Paragraph 13.3 of the Lease is hereby deleted and replaced in its entirety with the following:

“13.3 Inducement Recapture. As used herein, the “Inducements” mean Lessor’s agreement to provide Lessee with abated rent (but not including any abated rent provided to Lessee as a result of Lessor’s failure to deliver the Premises by the Anticipated Delivery Date) for the first two (2) months after the Commencement Date and the cost of tenant improvements for Lessee paid for or performed by Lessor, up to a maximum of $250,000. The Inducements have been provided to Lessee are conditioned upon Lessee’s performance of all of the terms, and conditions and covenants hereunder collectively, “Inducement Provisions”). Upon the occurrence of a Breach within the first sixty (60) months after the Commencement Date under this

Lease by Lessee, the remaining unamortized portion of amount of the Inducements given or paid by Lessor under the Inducement Provisions shall be added to Base Rent for the remaining term and amortized over the remaining Term of this Lease; provided, that the Inducement Provisions shall be automatically deleted from this Lease and be of no further force and effect on the sixty- first (61st ) month after the Commencement Date. As of the Commencement Date, the total amount of Inducements shall be deemed to equal $250,000, and such Inducement amount shall automatically be reduced each month by $4,166.67 during the Term.”

70. LATE CHARGES:	Paragraph 13.4 of the Lease is hereby deleted and replaced in its entirety with the following:

“13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within by the due date, then, without any requirement for notice to Lessee, Lessee shall promptly pay to Lessor a one-time late charge equal to eight percent (8%) of each such overdue amount or $100, whichever is greater; provided, however, with regard to the first such failure during any consecutive twelve (12) calendar month period, Lessor will waive such late charge to the extent Lessee cures such failure within two(2) business days following Lessee’s receipt of written notice from Lessor that the same was not received when due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.”

71. INTEREST:	Paragraph 13.5 of the Lease is hereby deleted and replaced in its entirety with the following:

“13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the due date. The interest (“Interest”) charged shall be eight percent (8%); provided, however, with regard to the first such failure during any consecutive twelve (12) calendar month period, Lessor will waive such interest to the extent Lessee cures such failure within two (2) business days following Lessee’s receipt of written notice from Lessor that the same was not received when due. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.”

72. LESSOR’S DEFAULT:	Paragraph 13.6 of the Lease is hereby deleted and replaced in its entirety with the following:

“13.6 Breach by Lessor. If Lessor fails to perform any of its obligations, covenants or agreements under this Lease, Lessee shall give Lessor written notice of such failure and shall give Lessor a reasonable time (as defined below) to cure such failure prior to any claim for breach or resultant damages. For purposes of this paragraph, a “reasonable time” shall mean the earlier of (a) fifteen (15) days after Lessor’s receipt of written notice from Lessee stating Lessor’s failure, if the failure to immediately cure such default is not likely to result in imminent damage to property, harm or injury to persons, or a material interference with Lessee’s ability to use the Premises for the Permitted Use; provided, however, that if such default cannot reasonably be cured within such 15-day period, then Lessor shall not be deemed in default if it commences within such period to cure and thereafter diligently prosecutes the same to completion, (b) five (5) days after Lessor’s receipt of written notice from Lessee stating Lessor’s failure has resulted in material interference with Lessee’s ability to use the Premises for the Permitted Use; provided, however, that if such failure cannot reasonably be cured within such 5-day period, then Lessor shall not be deemed in default if it commences within such period to cure and thereafter diligently prosecutes the same to completion, and (c) as soon as reasonably possible if the failure to immediately cure such default is likely to result in imminent damage to property or harm or injury to persons. If Lessor fails to cure any Lessor’s default within the applicable notice and cure periods, then, in addition to its other rights and remedies, Lessee shall have the right to cure Lessor’s default and to recover from Lessor the cost of the cure together with interest thereon at the Interest Rate from the date of such payment was due from Lessor until the date of the repayment. If Lessor fails to reimburse Lessee for all such amounts within thirty (30) days after Lessee’s request for the same, Lessee shall have the right to offset all such undisputed amounts against Rent.”

73. ADDITIONAL PERMITTED TRANSFERS:	Notwithstanding anything to the contrary contained in the Lease, including Paragraph 12 thereof, Lessee may, without Lessor’s prior consent transfer or assign this Lease to (each of the following of which shall be referred to in this Lease as a “Permitted Transfer”): (i) a subsidiary, parent, affiliate, division or corporation controlled by or under common control with Lessee (each, a “Lessee Affiliate”); (ii) a successor corporation related to Lessee by merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of all or substantially all of Lessee’s assets (each, a “Permitted Transferee”); provided however, that if such Permitted Transferee cannot procure an equal letter of credit as Lessee prior to such transfer or assignment, the Letter of Credit of Lessee must and shall remain in full force and effect for the entire term of the Lease or until the Permitted Transferee is able to procure an equal Letter of Credit. For the purposes of the Lease, the following shall not be deemed an assignment or sublease of the Premises and thus may occur without the prior consent of Lessor: (1) any public or private offering of Lessee’s capital stock or the sale of Lessee’s capital stock through any public exchange, (2) Lessee’s use at the Premises of independent contractors or (3) the use or occupancy of the Premises or any portion thereof by any subsidiary, parent, contractor or Lessee Affiliate. Notwithstanding the foregoing, prior to an attempted Permitted Transfer, Lessee must notify Lessor of any such assignment or transfer prior to the effective date thereof and promptly provide Lessor with any documents or information reasonably requested by Lessor regarding such assignment or sublease to such Lessee Affiliate or Permitted Transferee.

74. CONDEMNATION:	The first two sentences of Paragraph 14 of the Lease are hereby deleted and replaced in their entirety with the following:

“If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If (a) more than 10% of the floor area of the Premises is taken by Condemnation, or (b) the remaining space unaffected by the taking or condemnation is not reasonably suitable for Lessee’s use or the conduct of Lessee’s business, as determined in Lessee’s reasonable discretion, Lessee may, at Lessee’s option, to be exercised in writing within 30 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 30 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.”

75. ESTOPPELS CERTIFICATES:	Paragraph 16 of the Lease is hereby deleted and replaced in its entirety with the following:

“16. Estoppel Certificates. Each Party shall at any time during the Term, upon not less than ten (10) business days’ prior written notice from the other Party, execute and deliver a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which any rent and other charges have been paid in advance; (iii) that there are not, to the Party’s knowledge, any uncured defaults on the part of the other Party hereunder or specifying such defaults if they are claimed; and (iv) such other matters as may be reasonably required by the requesting Party. Any such estoppel certificate and any additional certifications requested shall otherwise be in a form reasonably acceptable to the Party executing the same.”

76. LIMITATION ON LIABILITY:	The following is hereby added immediately after the end of Paragraph 20 of the Lease:

“NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE LEASE, IN NO EVENT SHALL EITHER LESSOR (AND LESSOR PARTIES) OR LESSEE (AND LESSEE PARTIES) HAVE ANY LIABILITY TO THE OTHER FOR ANY CLAIMS BASED ON INTERRUPTION TO, OR LOSS OF, BUSINESS, OR FOR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OR FOR ANY OTHER SPECIAL DAMAGES WHATSOEVER, AND EACH PARTY WAIVES THE RIGHT TO THE SAME TO THE FULLEST EXTENT PERMITTED BY LAW.”

77. WAIVERS.	Paragraph 24 of the Lease is hereby deleted and replaced in its entirety with the following:

“24. Waivers. The waiver by Lessor or Lessee of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of any sum by a Party (or the payment thereof by the other Party) shall not be deemed to be a waiver by the accepting Party of any preceding breach of this Lease by the other Party of any term, covenant or condition of this Lease, other than the failure of such Party to pay the particular sum accepted, regardless of the accepting Party’s knowledge of such preceding breach at the time of acceptance of such sum. No payment by Lessee or receipt by Lessor of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. No delay or omission in the exercise of any right or remedy by either Party shall impair such right or remedy or be construed as a waiver thereof by such Party. A Party’s consent to or approval of any act by the other Party which requires the first (1st) Party’s consent or approval shall not be deemed to waive or render unnecessary the first (1st) Party’s consent to or approval of any subsequent act by the other Party.”

78. OPTIONS:	Paragraph 39.2 of the Lease is hereby deleted in its entirety.

79. NO OUTSIDE WORK/STORAGE:	No work by Lessee shall be permitted on the Common Areas, including patios, sidewalks, roofs, streets, driveways, or landscaped areas without Lessor permission. This prohibition includes, but it not limited to, construction, mechanical work, painting, drying, layout, cleaning, or repair of goods or materials. No storage will be allowed outside the Building, on any of the Common Areas, including patios, sidewalks, roofs, streets, driveways, or landscaped areas without Lessor permission. This includes, but it not limited to supplies, materials, goods, pallets dunnage and equipment. Lessor shall have no responsibility whatsoever for theft or vandalism of materials located inside or outside the Premises.

80. USE OF PREMISES	Lessor and Lessee agrees the agreed upon use for the Premise is office with an accessory biology research laboratory. The biology research laboratory shall at all times be an accessory use only and shall not exceed the greater of either forty percent (40%) of the Premises square footage or the maximum laboratory space permitted by applicable law to qualify under office as the primary use designation. Furthermore, Lessee shall not, without Lessor’s prior written consent, modify the research lab to such a point in which the lab safety level designation is increased beyond its current biosafety level designation of BSL-2+. Lessor represents and warrants to Lessee that the City of Carlsbad Head of Planning, Don Neu, has authorized the use of the Premises as an office with an accessory biology research laboratory through written correspondence with Lessor and Lessor’s consultants.

81. DELIVERIES:	Lessee shall complete, or cause to be complete, all deliveries, loading, unloading and services to the Premises during regular business hours of 7:00 A.M. to 6:00 P.M. Monday through Saturday.

82. SURRENDER OF PREMISES:	Upon the expiration or earlier termination of this Lease, Lessee shall (i) surrender the Premises (which for avoidance of doubt included a clean Phase 1 environmental study upon the Effective Date, a copy of which was provided to Lessee) to Lessor in good condition and repair, broom clean, excepting reasonable wear and tear, damage caused by casualty or condemnation and (ii) at Lessee’s sole cost and expense, remove any and all alterations made by Lessee which are designated by Lessor to be removed at the end of the term at the time such alteration was made in accordance with Paragraph 7.9(b) of the Lease. If the Premises are damaged as a result of the removal of Lessee’s personal property or its merchandise, or otherwise resulting from Lessee’s vacation of the Premises, Lessee shall promptly pay to Lessor the actual cost of repair. Lessee shall complete such removal by the time provided in the first sentence of this Paragraph, or Lessor may, at Lessor’s option, retain any or all of Lessee’s personal property and title thereto shall thereupon vest in Lessor without the execution of documents of sale by Lessee, subject to applicable governmental requirements. Thereafter, Lessor may remove any or all items of Lessee’s property from the Premises and dispose of them in any manner Lessor sees fit, subject to applicable governmental requirements. In that event, Lessee shall promptly pay to Lessor the actual expenses of removal and disposition.

83. BROKERS:	Each party hereby warrants and represents to the other party that there are no real estate commissions due any broker, agent or other party in connection with the negotiation or execution of this Lease acting for or on behalf of such party and each party hereby agrees to indemnify, protect, defend and hold harmless the other party from and against any and all costs, expenses, liabilities, causes of action, claims or suits in connection with compensation, commissions, fees or other sums claimed to be due and owing to any party with respect to the negotiations or execution of this Lease.

84. LETTER OF CREDIT; SECURITY DEPOSIT RECAPTURE	Upon the Effective Date, Lessee shall deliver to Lessor a clean, irrevocable letter of credit (the “Letter of Credit”) established in Lessor’s (and its successors’ and assigns’) favor in the Letter of Credit Amount (as defined below), issued by a federally insured banking or lending institution (i.e., insured by the FDIC) with a retail banking branch located within San Diego County reasonably acceptable to Lessor and in other form and substance reasonably acceptable to Lessor. The Letter of Credit shall specifically provide for partial draws, shall be self-renewing annually as an “Evergreen” letter of credit, without amendment, for additional one-year periods, shall have a term that is self-renewing until sixty (60) days after the expiration of the Term of the Lease and shall by its terms be transferable by the beneficiary thereunder with any transfer fee payable by Lessee. If Lessee Breaches this Agreement, beyond any applicable notice and cure period, Lessor, at Lessor’s option, may make a demand for payment under the Letter of Credit in an amount equal to the amounts then due and owing to Lessor under the Lease. In the event that Lessor draws upon the Letter of Credit, Lessee shall present to Lessor a replacement Letter of Credit in the full Letter of Credit Amount satisfying all of the terms and conditions of this Paragraph within twenty (20) days after receipt of notice from Lessor of such draw. In the event that the Letter of Credit is terminated by the issuer thereof prior to the date that is sixty (60) days after the expiration date of this Lease, as set forth above, and Lessee has not presented to Lessor a replacement Letter of Credit which complies with the terms and conditions of the Lease on or before thirty (30) days prior to the expiration date of any such Letter of Credit then held by Lessor, then Lessee shall be deemed in default hereunder and Lessor, in addition to all other rights and remedies provided for hereunder, shall have the right to draw upon the Letter of Credit then held by Lessor. If Lessor liquidates the Letter of Credit, Lessor shall hold the funds received from the Letter of Credit as security for Lessee’s performance under this Lease, this Paragraph shall be deemed a security agreement for such purposes and for purposes of Division 9 of the California Uniform Commercial Code, Lessor shall be deemed to hold a perfected, first priority security interest in such funds, and Lessee does hereby authorize Lessor to file such financing statements or other instruments as Lessor shall deem advisable to further evidence and/or perfect such security interest. Lessor shall be required to segregate such security deposit from its other funds and no interest shall accrue or be payable to Lessee with respect thereto.

The initial Letter of Credit Amount shall be $243,333. Provided Lessee is not then in active Default or Breach of the Lease and has not been in Breach on more than one (1) prior instance under the Lease, upon the 31st month of the Original Term of the Lease, the Letter of Credit Amount shall be reduced to $127,818 and Lessee’s Security Deposit shall be applied to Rent and there shall be no further Security Deposit requirements for the remainder of the Term. Notwithstanding the foregoing, should Lessee subsequently Default or Breach the Lease, the Security Deposit shall be reinstated and paid to Lessor the Letter of Credit Amount shall at all times equal the Rent remaining for the Term of the Lease.

The Letter of Credit shall provide that Lessor, its successors and assigns, may, at any time and without notice to Lessee and without first obtaining Lessee’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to Lessor’s lender or a subsequent owner of the Building. In the event of a transfer of Lessor’s interest in the Building, Lessor shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Lessor shall, without any further agreement between the parties, be released by Lessee from all liability therefor arising after such transfer, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Lessor. In connection with any such transfer of the Letter of Credit by Lessor, Lessee shall, at Lessee’s sole cost and expense, execute and submit to the bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Lessee shall be responsible for paying the bank’s transfer and processing fees in connection therewith.

85. WAIVER OF JURY TRIAL:	Paragraph 47 of the Lease is hereby deleted and replaced in its entirety with the following:

“47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS PARAGRAPH 47 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN PARAGRAPH 47(a) SHALL APPLY.

47(a). Judicial Reference. It is the desire and intention of the Parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, any action, proceeding or counterclaim brought by either Party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Lessee’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Paragraphs 638-645.1,

inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Paragraphs”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the Party initiating such procedure (except that if a reporter is requested by either Party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other Parties – shall be borne by the Party requesting the reporter); provided, that the allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Paragraph 31. The venue of the proceedings shall be as set forth in Paragraph 29. Within ten (10) days of receipt by any Party of a written request to resolve any dispute or controversy pursuant to this Paragraph, the Parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Paragraphs. If the Parties are unable to agree upon a referee within such 10-day period, then any Party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Paragraphs. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any Party for any of the grounds listed in the Referee Paragraphs. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the Parties hereby waive any right to recover any such damages. The Parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. The Parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Paragraph. In this regard, the Parties agree that the Parties and the referee shall use best efforts to ensure that (i) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (ii) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Paragraph 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The Parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Paragraph shall prejudice the right of any Party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.”

86. COUNTERPARTS:	This Addendum may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together will constitute one and the same instrument.

INTENTIONALLY BLANK – SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the Effective Date.

LESSOR:

FABRIC 2656 STATE, LLC, a California limited liability company

By:	/s/ Brendan Foote
Name: Brendan Foote
Title: Managing Member

LESSEE:

TYRA BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Todd J Harris
Name: Todd J Harris
Title: CEO

EXHIBIT “A”

SITE PLAN DEPICTING PREMISES

The parties shall attach the final Site Plan depicting the Premises upon completion of the Lessee Improvements in accordance with the terms and conditions of the Lease. The proposed Space Plan of the interior of the Premises is attached as Schedule 1 to the Work Letter attached hereto as Exhibit B.

Ex. ”A” - 1

EXHIBIT “B”

LEASE WORK LETTER

This Lease Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Lessee Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Lessee Work Letter to “the Lease” shall mean the relevant portions of the Lease to which this Lessee Work Letter is attached as Addendum Exhibit

“B”.

1. General Requirements.

(a) Lessee’s Authorized Representative. Lessee designates Daniel Benson, Esther van den Boom and/or Todd Harris (either such individual acting alone, “Lessee’s Representative”) as the only persons authorized to act for Lessee pursuant to this Work Letter. Lessor shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Lessee in connection with this Work Letter unless such Communication is in writing from Lessee’s Representative. Lessee may change either Lessee’s Representative at any time upon not less than 5 business days advance written notice to Lessor. Neither Lessee nor Lessee’s Representative shall be authorized to direct Lessor’s contractors in the performance of Lessor’s Work (as hereinafter defined).

(b) Lessor’s Authorized Representative. Lessor designates Brendan Foote and Curtis Clave (either such individual acting alone, “Lessor’s Representative”) as the only persons authorized to act for Lessor pursuant to this Work Letter. Lessee shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Lessor in connection with this Work Letter unless such Communication is in writing from Lessor’s Representative. Lessor may change either Lessor’s Representative at any time upon not less than 5 business days advance written notice to Lessee. Lessor’s Representative shall be the sole persons authorized to direct Lessor’s contractors in the performance of Lessor’s Work.

(c) Architects, Consultants and Contractors. Lessor and Lessee hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the Lessee Improvements shall be selected by Lessor, subject to Lessee’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) Greg Coleman shall be the architect (the “TI Architect”) for the Lessee Improvements. In addition, the parties agree that Kimberly Krenek shall be the consulting architect for the laboratory portion of the Premises and CLTVT shall be the general contractor.

2.	Lessee Improvements.

(a) Lessee Improvements Defined. As used herein, “Lessee Improvements” shall mean all improvements to the Premises of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Paragraph 2(c) below.

(b) Space Plan and Budget. Lessor and Lessee acknowledge and agree that the current plan and estimated budget are attached hereto as Schedule 1 (the “Proposed Space Plan and Budget”). Lessor and Lessee acknowledge and agree to work in good faith to refine, update and/or modify the Proposed Space Plan and Budget. Upon approval of the final plan and budget by both Lessor and Lessee (such approved plan and budget is referred to herein as the, “Space Plan and Budget”).

(c) Working Drawings. Lessor shall cause the TI Architect to prepare and deliver to Lessee for review and comment construction plans, specifications and drawings for the Lessee Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plan and Budget. Lessee shall be solely responsible for ensuring that the TI Construction Drawings reflect Lessee’s requirements for the Lessee Improvements. Lessee shall deliver its written comments on the TI Construction Drawings to Lessor not later than 5 business days after Lessee’s receipt of the same; provided, however, that Lessee may not disapprove any matter that is consistent with the Space Plan and Budget without submitting a Change Request. Lessor and the TI Architect shall consider all such comments in good faith and shall, within 5 business days after receipt, notify Lessee how Lessor proposes to

Ex. ”B” - 1

respond to such comments, but Lessee’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Lessee Improvements. Any disputes in connection with such comments shall be resolved in accordance with Paragraph 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plan and Budget, Lessee shall approve the TI Construction Drawings submitted by Lessor, unless Lessee submits a Change Request. Once approved by Lessee, subject to the provisions of Paragraph 4 below, Lessor shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Paragraph 3(b) below).

(d) Approval and Completion. It is hereby acknowledged by Lessor and Lessee that the TI Construction Drawings must be completed and approved no later than September 15, 2020 in order for the Lessor’s Work to be Substantially Completed by the target Commencement Date. Any changes to the TI Construction Drawings following Lessor’s and Lessee’s approval of same requested by Lessee shall be processed as provided in Paragraph 4 hereof.

3.	Performance of Lessor’s Work.

(a) Definition of Lessor’s Work. As used herein, “Lessor’s Work” shall mean the work of constructing the Lessee Improvements.

(b) Commencement and Permitting. Lessor shall commence construction of the Lessee Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Lessee Improvements consistent with the TI Construction Drawings approved by Lessee. The cost of obtaining the TI Permit shall be payable by Lessor.    Lessee shall assist Lessor in obtaining the TI Permit by timely cooperating with the TI Architect and lab architect. If any Governmental Authority having jurisdiction over the construction of Lessor’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are materially inconsistent with Lessor’s obligations hereunder, (ii) materially increase the cost of constructing Lessor’s Work, or (iii) will materially delay the construction of Lessor’s Work, Lessor and Lessee shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c) Completion of Lessor’s Work. Lessor shall Substantially Complete or cause to be Substantially Completed Lessor’s Work in a good and workmanlike manner, in accordance with the TI Permit and with the TI Construction Drawings approved by Lessee. For purposes of this Lease, the Premises shall be “Substantially Complete” or “Substantially Completed” the substantial completion of construction of the Lessee Improvements pursuant to the approved TI Construction Drawings, as evidenced by a receipt of a temporary certificate of occupancy or a certificate of occupancy from the City of Carlsbad and as otherwise reasonably determined by TI Architect, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Lessee. Prior to Lessor’s delivery of the Premises to Lessee, Lessor or its agent and Lessee or its agent shall conduct a walk through inspection of the Premises and prepare a punch list of any items which shall be corrected by Lessor within a reasonable time thereafter.

(d) Site Design and Aesthetic Features; Selection of Materials. Lessor agrees to deliver a Premise in likeness to renderings distributed to Lessee. Notwithstanding the TI Construction Drawings approved by Lessor and Lessee, Lessor shall retain sole and absolute subjective discretion over all design and aesthetic features and sole and absolute subjective discretion in the selection of all building materials and equipment.

(e) Delivery of the Premises. When Lessor’s Work is Substantially Complete, subject to the remaining terms and provisions of this Paragraph 3(e), Lessee shall accept the Premises. Lessee shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Lessee, Lessor shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Lessee. Lessor shall promptly undertake and complete, or cause to be completed, all punch list items.

Ex. ”B” - 2

(f) Commencement Date Delay. Except as otherwise provided in the Lease, delivery of the Premises shall occur when Lessor’s Work has been Substantially Completed, except to the extent that completion of Lessor’s Work shall have been actually delayed as a direct result of any one or more of the following causes (“Lessee Delay”):

(i) Change Requests after the final Space Plan and Budget have been approved (as defined in Paragraph 4(a) below) that are actually performed by Lessor;

(ii) Lessee’s repeated delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

(iii) Lessee’s delay in making payments to Lessor for Excess TI Costs (as defined in Paragraph 5(b) below).

If delivery is delayed for any of the foregoing reasons, then Lessor and Lessee shall certify the date on which the Tenant Improvements would have been Substantially Completed but for such Lessee Delay and such certified date shall be the date of delivery. If the Lessor’s performance of the Lessor Work is delayed by (or if Lessor has reason to believe that its performance of the Lessor Work will be delayed by) any Lessee Delay, Lessor shall, within three (3) days of the Lessor’s discovery of any such condition give to Lessee written notice thereof and of the anticipated results thereof. If the Lessee objects Lessor’s claim that a Lessee Delay has occurred, Lessee shall provide a reasonably detailed description of the basis for such objection. The parties shall work in good faith to resolve any dispute regarding a claim of Lessee Delay.

(g) Lessor Delay. As used herein, a “Lessor Delay” means completion of Lessor’s Work shall have been actually delayed as a direct result of any one or more of the following causes (1) an act or neglect of the Lessor, the Lessor’s representative or TI Architect, or of an employee of either, or of a separate contractor employed by the Lessor; or (2) changes in the Work ordered by the Lessor. Lessor shall, in the event of any such occurrence likely to cause a Lessor Delay, use commercially reasonable efforts (a) to mitigate and minimize the duration of, and costs arising from, any delay in (or any suspension of) the performance of its obligations hereunder, (b) to continue to perform its obligations under the Lease and this Work Letter, and (c) to remedy its inability to perform as soon as reasonably possible.

4. Changes. Any changes requested by Lessee to the Lessee Improvements after the delivery and approval by Lessor of the Space Plan and Budget shall be requested and instituted in accordance with the provisions of this Paragraph 4 and shall be subject to the written approval of Lessor.

(a) Lessee’s Request For Changes. If Lessee shall request changes to the Lessee Improvements (“Changes”), Lessee shall request such Changes by notifying Lessor in writing (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Lessee’s Representative. Lessor shall, before proceeding with any Change, use commercially reasonable efforts to respond to Lessee as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid by Lessee to the extent actually incurred, whether or not such change is implemented). Lessor shall thereafter submit to Lessee in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Lessor’s Work will be Substantially Complete. Any such delay in the completion of Lessor’s Work caused by a Change, including any suspension of Lessor’s Work while any such Change is being evaluated and/or designed, shall be Lessee Delay.

(b) Implementation of Changes. If Lessee: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Lessor’s Work, if any, and (ii) deposits with Lessor any Excess TI Costs required in connection with such Change, Lessor shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Lessee of any estimate of the delay caused by such proposed Change, the Lessor’s determination of the amount of Lessee Delay in connection with such Change shall be final and binding on Lessor and Lessee.

Ex. ”B” - 3

5. Costs.

(a) TI Costs. Lessor shall be responsible for the payment of design, permits and construction costs in connection with the construction of the Lessee Improvements, including, without limitation, Building systems, materials or equipment, the cost of preparing the TI Construction Drawings and the Space Plan and Lessor’s out-of-pocket expenses (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, in no event shall Lessor be required to pay for any furniture, fixtures, equipment, personal property or other non-Building system materials or equipment, including, but not limited to, Lessee’s scientific equipment not incorporated into the Lessee Improvements, including soft costs for permits thereof.

(b) Excess TI Costs. Notwithstanding anything to the contrary contained herein, Lessee acknowledges and agrees that Lessor shall have no responsibility for any costs arising from or related to Lessee’s changes to the Space Plan or TI Construction Drawings, Lessee Delays, and the cost of Changes and Change Requests (collectively, “Excess TI Costs”). Lessee shall deposit with Lessor, as a condition precedent to Lessor’s obligation to complete the Lessee Improvements, 100% of the Excess TI Costs. If Lessee fails to deposit any Excess TI Costs with Lessor, Lessor shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.

6. Lessee Access.

(a) Lessee’s Access Rights. Lessor hereby agrees to permit Lessee access, at Lessee’s sole risk and expense, to the Building (i) 60 days prior to the Commencement Date to perform any work (“Lessee’s Work”) required by Lessee other than Lessor’s Work, provided that such Lessee’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Lessor may impose, and (ii) prior to the completion of Lessor’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Lessor. Notwithstanding the foregoing, Lessee shall have no right to enter onto the Premises or the Project unless and until Lessee shall deliver to Lessor evidence reasonably satisfactory to Lessor demonstrating that any insurance reasonably required by Lessor in connection with such pre-commencement access (including, but not limited to, any insurance that Lessor may require pursuant to the Lease) is in full force and effect. Any entry by Lessee shall comply with all established safety practices of Lessor’s contractor and Lessor until completion of Lessor’s Work and acceptance thereof by Lessee.

(b) No Interference. Neither Lessee nor any Lessee Party (as defined in the Lease) shall interfere with the performance of Lessor’s Work, nor with any inspections or issuance of final approvals by applicable governmental authorities, and upon any such interference, Lessor shall have the right to exclude Lessee and any Lessee Party from the Premises and the Project until Substantial Completion of Lessor’s Work.

7. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Lessor or Lessee unless in writing signed by Lessor and Lessee.

Ex. ”B” - 4

SCHEDULE 1 TO LEASE WORK LETTER

PROPOSED SPACE PLAN AND BUDGET

ATTACHED

Ex. ”B” - 5

2656 State Street

① Overall Floor Plan - Level 1

General Notes

COLEMAN ARCHITECT

03/09/20

1/4" = 1'-0"

2001

Overall Floor Plan - Level 1

A2.1

BMF

EXHIBIT “C”

EXCLUSIONS TO COMMON AREA OPERATING EXPENSES

Common Area Operating Expenses shall not include the following:

(1) depreciation or amortization on the Building;

(2) debt service, rental under any ground or underlying lease, or interest, principal, points and fees on any encumbrance, mortgage or other debt instrument encumbering the Building;

(3) attorneys’ fees and expenses, brokerage commissions, advertising costs, or other related expenses incurred in connection with leasing of the Building including lease concessions, rental abatements and construction allowances;

(4) the cost of any improvements or equipment that would be properly classified as Capital Expenditures;

(5) the cost (including permit, license and inspection fees) of decorating, improving for tenant occupancy, altering, painting or redecorating portions of the Building to be demised to tenants or occupants or vacant space in the Building;

(6) any deductible under Landlord’s insurance policies in excess of $25,000;

(7) costs for which Landlord is reimbursed or entitled to be reimbursed by condemnation proceeds, other tenants or any other source;

(8) rentals incurred in leasing HVAC systems, elevators or other equipment that if purchased rather than rented, would constitute a capital item that is excluded;

(9) any damage and repairs covered under any insurance policy carried by, or required to be carried by, Landlord;

(10) any bad debt loss, rent loss, or reserves for bad debt loss or rent loss;

(11) costs incurred in connection with the operation of the business of the entity constituting Landlord, as distinguished from the costs of operating the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building; for avoidance of doubt, tax return and direct cost of property management software shall be included as Common Area Property Expenses.

(12) overhead and profit paid to Landlord or its affiliates, or to any party for goods and/or services in the Building or management of the Building to the extent the same exceed the market rate cost of such goods and/or services of comparable quality rendered by unaffiliated third parties of similar skill, competence and experience in comparable buildings on an arms-length basis;

(13) costs for which Landlord has been compensated by a management fee to the extent that the inclusion of such costs in Common Area Operating Expenses would result in a double charge;

(14) Landlord’s political or charitable contributions;

(15) the cost of any “tenant relations” parties, events or promotions;

(16) costs of insurance (i) which is not customarily carried by institutional owners of office buildings in the City of San Diego, (ii) for Landlord’s errors and omissions insurance or (iii) for Landlord’s pollution legal liability insurance;

(17) costs to repair or replace the Project resulting from any fire or other casualty;

(18) repairs, alterations, additions, improvements or replacements made to (i) rectify or correct any defect in the design, materials or workmanship of the Project, (ii) comply with any Laws in effect as of the Commencement Date, or (iii) rectify or correct damage caused by the negligence or willful misconduct of Landlord or any Landlord party;

(19) the cost to perform all deferred maintenance items to the extent existing as of the Commencement Date;

(20) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to asset managers, leasing agents, promotional directors, officers, directors, or executives of Landlord;

(21) costs, fines, penalties or interest incurred due to violation by Landlord of the terms and conditions of any lease or any Applicable Laws or due to violation by any other tenant in the Project of the terms and conditions of any lease or any Applicable Laws;

(22) interest, penalties or other costs arising out of Landlord’s failure to make timely payment of its obligations;

(23) property management fees in excess of four percent (4%) of Tenant’s Base Rent;

(24) costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy Hazardous Substances or mold from the Project;

Ex. “C” - 1

(25) costs incurred to correct defective equipment installed in the Project;

(26) sale or financing costs incurred in connection with any sale, financing or refinancing of the Project;

(27) any reserves for bad debts, rent loss, capital items, future Common Area Operating Expenses or any other purpose;

(28) costs relating to the repair of structural portions of the roof, foundations, floors and exterior walls and all structural seismic upgrading costs;

(29) costs incurred in connection with re-certification pursuant to one or more Green Rating Systems or to support achieving any energy and carbon reduction targets;

(30) Landlord’s general overhead expenses not related to the Building;

(31) costs for janitorial services for any rentable area in the Project to the extent Tenant provides such services to the Premises at its own cost;

(32) legal fees, accountants’ fees and other expenses incurred in connection with disputes with Tenant, tenants or other occupants or associated with the enforcement of any leases or defense of Landlord’s title to or interest in the Building or any part thereof;

(33) costs incurred by Landlord due to violation by Landlord or any other tenant or occupant of the Building of applicable Laws, the terms and conditions of any lease, ground lease, mortgage or deed of trust, or other covenants, conditions or restrictions encumbering the Building or the real property on which it is located;

(34) advertising or promotional expenditures, and the costs of acquiring and installing signs in or on any of the Building identifying the owner of the Building or any other tenant or occupant of the Building;

(35) costs incurred in connection with upgrading the Building to comply with disabled access, life, fire and safety codes in effect prior to the date of the Lease, and costs incurred in connection with upgrading the Building to comply with the Americans with Disabilities Act of 1990 and Title 24 of the California Code of Regulations (or its successor); and

(36) any other expense which, under generally accepted accounting principles and practice, would not be considered a normal maintenance and operating expense.

Ex. “C” - 2

EXHIBIT “D”

ESTIMATED COMMON AREA OPERATING EXPENSES BUDGET

CALENDAR YEAR 2021 ESTIMATED BUDGET
Common Area Operating Expenses	Annual	Monthly
Property Taxes	$23,975.24	$1,997.94
Accounting	$2,100.00	$175.00
Insurance	$3,000.00	$250.00
Landscaping	$3,600.00	$300.00
Property Management	$8,400.00	$700.00

Total	$41,075.24	$3,422.94

Common Area Operating Expenses/SF	$8.68	$0.72

Ex. “D” - 1

EXHIBIT “E”

LAB CAPITAL REPAIRS SUBJECT TO AMORTIZATION IN OPTION TERM(S)

1. Lab Hood

2. Lab House Vacuum

3. Lab DI Water System

4. Backup Generator

5. Lab Sinks and Encasements

Ex. “E” - 1